Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Savings and Security Plan of the Lockport and Waterbury Facilities of our report dated June 27, 2013, with respect to the financial statements of the Savings and Security Plan of the Lockport and Waterbury Facilities included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

June 27, 2013